Exhibit 99.1

Stellar Biotechnologies Provides Update on Anticipated Listing on the NASDAQ Capital Market and Announces Meeting and Record Date for the Special Meeting of Shareholders on October 29, 2015

PORT HUENEME, CA--(Marketwired - Sep 15, 2015) - Stellar Biotechnologies, Inc. ("Stellar" or the "Company") (OTCQB: SBOTD) (TSX VENTURE: KLH), a leading provider of Keyhole Limpet Hemocyanin (KLH) protein, today announced that a special meeting of shareholders (the "Meeting") of the Company will be held on October 29, 2015, to consider an amendment to the Company's Articles (bylaws) to amend certain corporate governance requirements in connection with the Company's application for uplisting to The NASDAQ Capital Market ("NASDAQ"). The Board of Directors of the Company (the "Board") recommends that shareholders approve the proposed changes to the Articles. The Company has set September 22, 2015 as a record date for determining shareholders entitled to vote at the Meeting.

As previously announced, the Company has filed an application to have its common shares approved for listing on NASDAQ. Although the Company's Articles are compliant with British Columbia law and TSX Venture Exchange requirements, the Company believes that the proposed amendment to its Articles, specifically to increase the quorum requirement for transaction of business at shareholder meetings to at least 33 1/3%, will conform to NASDAQ domestic listing standards. However, there can be no assurance that NASDAQ will approve the Company's application or, if the Company's stock is listed, that the Company will be able to maintain minimum listing requirements with NASDAQ.

"As we continue to move forward with the NASDAQ application process, this amendment, if approved by shareholders, will allow us to align our British Columbia Articles with bylaws of U.S. companies, consistent with our strong U.S. shareholder base," said Frank Oakes, President, Chief Executive Officer, and Chairman said. "We look forward to the prospect of a NASDAQ listing which we believe will enhance Stellar's visibility in the investment community and provide for a broader, more diverse shareholder constituency."

Important Information

The Company intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with a proposed solicitation by the Company to amend the Company's Articles at a special meeting of shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

When filed, these documents, including any proxy solicitation statement (and amendments or supplements thereto), will be available for no charge at the SEC's website at http://www.sec.gov and at the investor relations section of the Company's website at http://www.stellarbiotechnologies.com. Copies may also be obtained by contacting the Company's Secretary by mail at 332 E. Scott Street, Port Hueneme, California 93041, or by telephone at 805-488-2800.

Certain Information Regarding Participants

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement for the 2015 Annual Meeting of Shareholders (the "2015 Proxy Statement"), filed with the SEC on January 13, 2015. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the 2015 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company's Annual Report on Form 10-K for the year ended August 31, 2014, as amended, initially filed with the SEC on November 14, 2014, and in the Company's latest Quarterly Report on Form 10-Q.

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (OTCQB: SBOTD) (TSX VENTURE: KLH) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's, and inflammatory diseases), as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the Stellar KLH knowledge base www.klhsite.org.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: the inability to obtain listing of our common shares on the NASDAQ Capital Market, general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of anticipated results; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the TSX Venture Exchange and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the information contained in this press release.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com

Investor Inquiries:
Joseph Green
The Ruth Group
Phone: +1 (646) 536-7013
jgreen@theruthgroup.com

Media Inquiries:
Joanna Zimmerman
The Ruth Group
Phone: +1 (646) 536-7006
jzimmerman@theruthgroup.com